FLORIDA DEPARTMENT OF STATE
Division of Corporations

March 10, 2022

ADVANCED INCORPORATING SERVICE

,

The Articles of Incorporation for VOSB ACQUISITION CORP I were filed on March 9, 2022 and assigned document number P22000018231. Please refer to this number whenever corresponding with this office regarding the above corporation. The certification you requested is enclosed.

PLEASE NOTE: Compliance with the following procedures is essential to maintaining your corporate status. Failure to do so may result in dissolution of your corporation.

To maintain "active" status with the Division of Corporations, an annual report must be filed yearly between January 1st and May 1st beginning in the year following the file date or effective date indicated above. If the annual report is not filed by May 1st, a $400 late fee will be added. **It is your responsibility to remember to file your annual report in a timely manner.**

A Federal Employer Identification Number (FEI/EIN) will be required when this report is filed. Apply today with the IRS online at:

https://sa.www4.irs.gov/modiein/individual/index.jsp.

Should your corporate mailing address change, you must notify this office in writing, to insure important mailings such as the annual report notices reach you.

Should you have any questions regarding corporations, please contact this office at (850) 245-6052.

Matthew T Moon, Regulatory Specialist II Supervisor
New Filing Section
Letter Number: 822A00005730

State of Florida

Department of State

I certify from the records of this office that VOSB ACQUISITION CORP I is a corporation organized under the laws of the State of Florida, filed on March 9, 2022.

The document number of this corporation is P22000018281.

I further certify that said corporation has paid all fees due this office through December 31, 2022, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Tenth day of March, 2022

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Laurel M. Lee
Secretary of State

CR2E022 (01-11)

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation of VOSB ACQUISITION CORP I, a Florida corporation, filed on March 9, 2022, as shown by the records of this office.

The document number of this corporation is P22000018231.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Tenth day of March, 2022

Laurel M. Lee

Secretary of State

CR2E022 (01-11)

ARTICLES OF INCORPORATION
In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I NAME
The name of the corporation shall be: VOSB Acquisition Corp I

ARTICLE II PRINCIPAL OFFICE
Principal **street** address
1317 California Street, Tallahassee, FL 32304

Mailing address, if different is:

ARTICLE III PURPOSE
The purpose for which the corporation is organized is: any and all lawful business

ARTICLE IV SHARES
The number of shares of stock is: 500,000,000 common par value $0.0001
100,000,000 preferred par value $0.0001

ARTICLE V INITIAL OFFICERS AND/OR DIRECTORS

Name and Title: Brian Kistler , P,S,T,Dir
Address 6461 N 100, Ossian, IN 46777

Name and Title:
Address:

Name and Title:
Address

Name and Title:
Address:

Name and Title:
Address

Name and Title:
Address:

FILED
2022 MAR -9 AM 3:28
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Name and Title: ______________________ Name and Title: ______________________

Address ______________________ Address: ______________________

______________________ ______________________

______________________ ______________________

ARTICLE VI REGISTERED AGENT

The **name and Florida street address** (P.O. Box **NOT** acceptable) of the registered agent is:

Name: Advanced Filing and Retreival Services, Inc.

Address: 1317 California Street, Tallahassee, FL 32304

ARTICLE VII INCORPORATOR

The **name and address** of the Incorporator is:

Name: Brian Kistler, Chief Executive Officer

Address: 6461 N 100, Ossian, IN 46777

ARTICLE VIII EFFECTIVE DATE:

Effective date, if other than the date of filing: ______________________. (OPTIONAL)

(If an effective date is listed, the date must be specific and cannot be more than five days prior or 90 days after the filing.)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

Required Signature/Registered Agent — 3/9/22 Date

I submit this document and affirm that the facts stated herein are true. I am aware that the false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S.

Required Signature/Incorporator

Date March 9, 2022

FILED
2022 MAR -9 AM 3:28
SECRETARY OF STATE
TALLAHASSEE, FLORIDA